Exhibit 10.13

Exchanged 12-17 pm
…………………………………...
Law Society Formula B (as varied)
by…Kirpal Kaur………………………..
of Mishcon de Reya for the Seller and Simon Brynig..of…Toonsler & …... …Harllis….……….for the Buyer

Dated    July 10, 2013

(1)	PDPF GP LIMITED AND REGA LIMITED
- and -

(2)	ARC TWSWDUK001, LLC

AGREEMENT FOR SALE OF 1, 2 AND 3 WALNUT COURT, KEMBREY PARK, SWINDON SN2 8BW

Mishcon de Reya
Summit House
12 Red Lion Square
London WC1R 4QD
Tel: 020 7440 7000
Fax: 020 7404 5982
Ref: ISP/KK/17858.168
E-mail: kirpal kaur@mishcon.com

TABLE OF CONTENTS
No.    Heading Page

1.	MAIN DEFINITIONS 1

2.	AGREEMENT 3

3.	DEPOSIT 3

4.	VAT 3

5.	INCUMBRANCES, TITLE AND TRANSFER 4

6.	LEASES 5

7.	INSURANCE 5

8.	MANAGEMENT OF THE PROPERTY 5

9.	COMPLETION, POSSESSION AND APPORTIONMENTS 6

10.	CAPITAL ALLOWANCES 7

11.	CONFIDENTIALITY 7

12.	PROPER LAW AND JURISDICTION 8

13.	DISCLAIMER AND COMPLETENESS OF TERMS 8
SCHEDULE 1 9
SCHEDULE 2 10
(THE LEASES, RENT DEPOSIT AGREEMENTS AND SUPPLEMENTAL DEEDS)
SCHEDULE 3 (TRANSFER) 13

i

THIS AGREEMENT is made on the             10 July 2013 between the parties named below as (1) the Seller and (2) the Buyer

1.	MAIN DEFINITIONS

1.1	These definitions apply in this agreement:

Seller	:
PDPF GP LIMITED (incorporated in Isle of Man) and REGA LIMITED (incorporated in Isle of Man) of Second Floor, 60 Circular Road, Douglas, Isle of Man, IM1 1SA and care of Mishcon de Reya, Summit House, 12 Red Lion Square, London WC1R 4QD

Buyer	:	ARC TWSWDUK001, LLC of c/o Moor Park Capital Partners, York House, 45 Seymour Street, LondonW1H 7JT
Property	:
a)    the freehold property briefly known as land at Kembrey Park Swindon and being the whole of the land registered under title number WT264706; and

b)    the leasehold property briefly known as Walnut Court, Kembrey Park, Swindon and being the whole of the land registered under title number WT76603; and

c)    the leasehold property briefly known as Walnut Court 2, Kembrey Park, Swindon and being the whole of the land registered under title number WT119424; and

d)    the leasehold property briefly known as Walnut Court 3, Kembrey Park, Swindon and being the whole of the land registered under title number WT264707.

Purchase Price:	:	Twelve million pounds (£12,000,000) together with value added tax (if any)
Deposit	:	Six hundred thousand pounds (£600,000)
Completion Date	:	19th July 2013 (or earlier by agreement)
Seller's Solicitors	:	Mishcon de Reya of Summit House, 12 Red Lion Square, London WC1R 4QD (Ref: ISP/KK/NK/17858.168)

Bank Account	:	Account number 36933112 at National Westminster Bank Plc, Bloomsbury Parr's Branch, 214 High Holborn London WC1, sort code 60-30-06
Buyer's Solicitors	:	Trowers and Hamlins LLP of 3 Bunhill Row, London EC1Y 8YZ (Ref: Julien Allen)
Contract Rate	:	4% per annum above National Westminster Bank Plc base rate

1.2	The following further definitions apply:

1.2.1	Actual Completion means completion of the sale and purchase of the Property pursuant to this agreement, whether or not it takes place on the Completion Date.

1.2.2	Advance Payments means payments by Tenants on account of Service Charges under their Leases.

1.2.3	Agreed Form of Transfer means the form of transfer annexed to this agreement at Schedule [3.

1.2.4	Arrears means any income (as defined in clause 9.6) and payments for insurance which are due from any Tenant as at Actual Completion but unpaid.

1.2.5	CAA 2001 means the Capital Allowances Act 2001.

1.2.6	HMRC means HM Revenue & Customs.

1.2.7	Incumbrances means the matters specified in Schedule 1.

1.2.8	Leases means the leases or tenancies listed in Schedule 2 as varied or supplemented, where applicable, by licences and other deeds and documents which are listed in that Schedule.

1.2.9	LTA 1954 means the Landlord and Tenant Act 1954 (as amended).

1.2.10	Option to Tax means an option to tax land pursuant to Schedule 10 VATA 1994.

1.2.11	1995 Order means the Value Added Tax (Special Provisions) Order 1995.

1.2.12	SCPC means the Standard Commercial Property Conditions (Second Edition).

1.2.13	Tenant means any tenant under the Leases.

1.2.14	VATA 1994 means the Value Added Tax Act 1994.

1.2.15	VAT means value added tax payable under VATA 1994 or any similar tax replacing it.

1.2.16	VAT Group means two or more bodies corporate registered as a group for VAT purposes under section 43 of the VATA 1994.

1.3	The headings are for convenience only and do not affect the meaning of the text.

1.4	The parties to this agreement do not intend any of its terms to be enforceable by a third party (as defined in s.1 of the Contracts (Rights of Third Parties) Act 1999).

2.	AGREEMENT

2.1	The Seller agrees to sell and the Buyer agrees to buy the Property for the Purchase Price.

2.2	The sale excludes tenant's trade fixtures and tenant's fittings.

2.3
The SCPC apply so far as consistent with the express terms of this agreement, but service by e-mail is excluded. References in the SCPC to the "seller's conveyancer" and the "buyer's conveyancer" shall mean the Seller's Solicitors and the Buyer's Solicitors respectively.

3.	DEPOSIT

3.1	The Deposit is to be remitted by direct credit to the Bank Account from a clearing bank on exchange of this agreement and shall be held by the Seller's Solicitors as stakeholders.

3.2	Deposit is payable on exchange of Agreement.

3.3
If the Deposit paid is less than 10% of the Purchase Price and completion does not take place on the Completion Date due to the Buyer's default, the Buyer shall on the Completion Date pay by direct credit to the Bank Account from a clearing bank an amount which, when added to any Deposit previously paid, will equal to 10% of the Purchase Price, from which time the aggregate sums paid under this clause 3 shall be treated as the Deposit for all the purposes of this agreement.

4.	VAT

4.1
All sums payable under this agreement are exclusive of VAT. If VAT arises on any supply made pursuant to or in connection with this agreement, the recipient of the supply shall pay to the supplier additional sums equal to such VAT against a valid VAT invoice.

4.2	SCPC 1.4 shall not apply.

4.3
The Seller and the Buyer intend and shall use reasonable endeavours to ensure that the sale of the Property constitutes the transfer of a business as a going concern within article 5 of the 1995 Order.

4.4	PDPF GP Limited warrants and undertakes that:

4.4.1	it holds the Properties as a general partner for The Premier Diversified Property Fund LP (the "Fund"), the beneficial owner;

4.4.2	the Fund is registered for VAT with registration number 002 1245 50;

4.4.3	the Fund has exercised an Option to Tax over the Property and such Option to Tax has not been revoked or disapplied in whole or in part;

4.4.4	the Property is not a capital item to which Part XV of the VAT Regulations 1995 (SI 1995/2518) applies.

4.5	The Buyer warrants and undertakes that:

4.5.1	it is or will be on or prior to Actual Completion a taxable person for the purposes of VATA 1994;

4.5.2
it has exercised a valid Option to Tax over the Property and shall promptly following receipt provide the Seller with a copy of such notification together with any acknowledgement by HMRC of receipt of such notification or sufficient evidence of delivery of that notification to HMRC;

4.5.3
it will not revoke its Option to Tax and neither will a relevant associate within the meaning of Schedule 10 VATA 1994 revoke an Option to Tax in respect of the Property on or before Actual Completion;

4.5.4	article 5(2B) of the 1995 Order does not apply to it;

4.5.5	it intends to use the Property after Actual Completion to carry on the same kind of business which the Seller has carried on before Actual Completion for the purposes of VAT;

4.5.6	it is not party to this agreement as a trustee or nominee or agent for any other person;

4.6
In the event that HMRC determines in writing that the sale of the Property is not a transfer of going concern or otherwise assesses the Seller to VAT in relation to the sale of the Property, the Buyer shall pay to the Seller, within 10 working days of the Seller notifying the Buyer and producing to the Buyer a copy of the relevant assessment or determination and a valid VAT invoice:

4.6.1	sums equal to the VAT for which the Seller is so accountable under clause 4.1 of this agreement; and

4.6.2
sums equal to any penalty or interest for which the Seller (or the representative member of the Seller's VAT Group) is liable in relation to such VAT other than where such penalty or interest arises due to a breach by the Seller of its obligations under this agreement.

5.	INCUMBRANCES, TITLE AND TRANSFER

5.1	The Property is sold subject to the Incumbrances. The Buyer has been supplied with copies or full details of the Incumbrances and no objection or requisition shall be raised relating to them.

5.2
The Property is also sold subject in the case of unregistered land to any matters which would be unregistered interests which override first registration under Schedule 1 to the Land Registration Act 2002 or in the case of registered land to any matters which are unregistered interests which override registered dispositions under Schedule 3 to the Land Registration Act 2002, but not including any tenancies other than the Leases.

5.3	The evidence of title required by SCPC 6.1.1 and 6.1.2 has been provided to the Buyer prior to now.

5.4
The Buyer shall raise no objection if the title register contains notices relating to leases which are no longer subsisting, but the Seller shall use reasonable endeavours to assist in the removal of any such entries which remain on the register after Actual Completion.

5.5	The Seller will transfer the Property to the Buyer with full title guarantee.

5.6
The transfer to the Buyer shall be in the form of the Agreed Form of Transfer and shall be executed in duplicate by both parties (unless otherwise agreed in writing by the Seller's Solicitors and the Buyer's Solicitors) and the Seller shall retain the duplicate.

5.7	The Buyer shall on Actual Completion enter into a Deed of Covenant and Deed of Adherence in the forms attached to Schedules 4 and 5 respectively.

6.	LEASES

6.1	The Property is sold subject to the Leases but with the benefit of the reserved rents and the tenants' covenants.

6.2	The Buyer has been supplied with copies or full details of the Leases and no objection or requisition shall be raised relating to them.

7.	INSURANCE

7.1
The Property is now at the risk of the Buyer and no damage to or destruction or deterioration of the Property or the means of access to it, however caused, occurring on or after now is to entitle the Buyer either to any reduction of the Purchase Price or to refuse to complete or to delay completion or to affect the obligations of the parties under this agreement in any way

7.2	SCPC 7.1.1, 7.1.2, 7.1.3 and 7.1.4 shall not apply.

7.3
The Seller shall use reasonable endeavours to procure that the Tenant under the Leases continues to insure the Property until Actual Completion in accordance with the existing insurance policy, details of which have been given to the Buyer before now.

7.4	The Seller is not responsible to the Buyer for any deficiency in the amount insured or any inadequacy of the insured risks.

7.5	The Seller cannot be required by the Buyer to change any of the terms of the insurance policy.

7.6
If any damage or destruction insured under that policy occurs between now and Actual Completion, the Seller will use all reasonable endeavours, but at the Buyer's cost, to procure that the Tenant under the Leases pursues a claim under the policy in respect of it and applies any monies received in reinstating the Property.

8.	MANAGEMENT OF THE PROPERTY

8.1	SCPC 4.2 shall apply up to and including the date of Actual Completion.

8.2
After the date of Actual Completion (except as provided in SCPC 4.2.1 or specifically provided elsewhere in this agreement) the Seller shall be under no obligation to assist the Buyer with the management of the Property.

8.3
The Seller irrevocably appoints the Buyer as agent for the Seller for (but only for) the purpose of acting as landlord in relation to the Leases for the period from Actual Completion until the date on which the Land Registry notifies the Buyer that it is the registered proprietor of the Property. The Buyer shall indemnify the Seller against all matters arising out of the Buyer's acting as the Seller's agent under this clause 8.3.

9.	COMPLETION, POSSESSION AND APPORTIONMENTS

9.1	Completion shall take place on the Completion Date.

9.2
The completion money is to be remitted by direct credit to the Bank Account from a clearing bank so as to be received in cleared funds not later than 2.00 p.m. If it is received after that time, completion is to be treated for the purposes of the SCPC as taking place on the next working day.

9.3	Completion shall take place in accordance with The Law Society's Code for Completion by Post, latest edition.

9.4	The Property is sold with vacant possession on Actual Completion of any parts of the Property which are not demised by the Leases.

9.5
The amount payable by the Buyer on completion is the Purchase Price (less the Deposit) adjusted by the apportionments specified in this clause 9 and any other sum due on completion from one party to the other under this agreement; and SCPC 8.4 shall not apply.

9.6	Apportionments of income and outgoings are to be made in accordance with Standard Condition 8.3, varied as follows:

9.6.1	the income to be apportioned shall include all rents, licence fees and other monies recoverable from any Tenant, apart from Advance Payments;

9.6.2
the outgoings to be apportioned shall include (to the extent that they are not recoverable from any Tenant) any sums payable by the Seller as owner of the interest in the Property agreed to be sold to the Buyer;

9.6.3	SCPC 8.3.3 shall be varied by replacing "buyer" with "seller";

9.6.4
annual rents payable by instalments shall be apportioned by allowing the Buyer an amount calculated by dividing the annual rent by 365 and multiplying the result by the number of days from and including the date after Actual Completion up to and including the last day of the instalment period in which Actual Completion occurs;

9.6.5
apportionment of income and outgoings is to be made with effect from Actual Completion and the apportionment allowances or payments shall be made at Actual Completion except for those in respect of any Arrears (which shall be calculated in accordance with this clause 9 but dealt with under clause 10);

9.6.6
SCPC 9.3.4 shall not apply and SCPC 8.3.2(b) shall be deleted and replaced with "otherwise 12 noon on the date of Actual Completion (so that any apportionments shall be split 50/50 between the Buyer and the Seller on the day of Actual Completion)"

9.6.7	SCPC 8.1.3 shall not apply.

10.	ARREARS
10.4    The Seller shall not at any time following exchange of this Agreement:
10.4.1    pursue any arrears due from the tenant under the Lease; or
10.4.2    take any steps to:
(a)    forfeit the Leases;
(b)    distrain against the Tenant under the Leases;
(c)    register any charging order against the tenant under the Leases; or
(d)    issue a petition for the winding up or bankruptcy of the Tenant under the Leases.

11.	CAPITAL ALLOWANCES
The Seller warrants that none of the plant and machinery at the Property now constitutes Elected Plant nor will it do so at any time before or at Actual Completion.

12.	CONFIDENTIALITY

12.1
Each party shall keep confidential the existence and terms of this agreement and all information received or obtained as a result of negotiating, preparing, executing, performing or implementing it that relates to the other party or any agent or sub-contractor acting on its behalf. Neither party shall use such information for any purpose other than to perform its obligations under this agreement.

12.2	Notwithstanding the other provisions of this clause 12.1 either party may after consultation with the other party whenever practical disclose confidential information if and to the extent:

12.3	required by law; or

12.4	required by any regulatory or governmental or other authority with relevant powers to which either party is subject or submits (whether or not the authority has the force of law); or

12.5	required to vest the full benefit of this agreement in that party or to enforce any of the rights of that party in this agreement; or

12.6	required by its professional advisers, officers, employees, consultants to provide their services (and subject always to similar duties of confidentiality); or

12.7	that information is in or has come into the public domain through no fault of that party; or

12.8	the other party has given prior written consent to the disclosure; or

12.9	it is necessary to obtain any relevant tax clearances from any appropriate tax authority.

12.10
Notwithstanding any other provisions of this clause, the Buyer may publish a press release and/or make such announcements as it sees fit in relation to its purchase of the Property provided that it shall not disclose the identity of the Seller in doing so.

13.	PROPER LAW AND JURISDICTION

13.1	This agreement shall be governed by and interpreted in accordance with English law.

13.2	The parties irrevocably submit to the non-exclusive jurisdiction of the English Courts.

14.	DISCLAIMER AND COMPLETENESS OF TERMS

14.1
The Buyer is treated as entering into this agreement having inspected the Property and having obtained all appropriate surveys, searches, enquiries and investigations and having relied on independent professional advice on all relevant matters.

14.2	The Buyer does not rely on any representation or warranty made by or on behalf of the Seller other than:

14.2.1	those expressly made in this agreement,

14.2.2	that written information given by the Seller's Solicitors to the Buyer's Solicitors.
However this does not exclude any liability on the part of the Seller for fraudulent misrepresentation.

14.3
This Agreement incorporates any terms agreed and recorded in writing between the Seller's Solicitors and the Buyer's Solicitors at the time of exchange of this agreement which are expressed (in whatever terms) to be terms of this transaction.

14.4	The terms of this agreement, including those mentioned in the immediately preceding sub-clause, are all the terms that have been agreed between the Seller and the Buyer in respect of this transaction.
The parties have entered into this agreement on the date at the beginning of it.

SCHEDULE 1

1.	All entries on the registers of title number WT264706 edition date 06.04.2011 as shown on official copies issued as at 29 May 2013 at 14:49:54, other than financial charges

2.	All entries on the registers of title number WT76603 edition date 06.04.2011 as shown on official copies issued as at 28 May 2013 at 17:04:58, other than financial charges

3.	All entries on the registers of title number WT119424 edition date 06:04:2011 as shown on official copies issued as at 28 May 2013 at 17:02:38 other than financial charges

4.	All entries on the registers of title number WT264707 edition date 06:04:2011 as shown on official copies issued as at 13 June 2013 at 16:20:11 other than financial charges

SCHEDULE 2
(THE LEASES, RENT DEPOSIT AGREEMENTS AND SUPPLEMENTAL DEEDS)

Date	Document	Parties
UNIT 1
29 March 1988	Court Order	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
31 March 1988	Agreement and Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
31 March 1988	Lease	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
31 March 1988	Deed of Subrogation	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
13 March 1992	Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
9 December 1992	Supplemental Agreement and Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
2 April 1993	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
3 August 1993	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
30 December 1993	Further Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
8 March 1994	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
24 March 1994	Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
15 June 1994	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
18 August 1994	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Authority
4 June 1996	Licence	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited (3) Thames Water Investments Limited

21 April 1997	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Utilities Limited
4 March 1999	Licence to Alter	(1) Albion Real Estate Corporation Limited (2) Thames Water Utilities Limited
UNIT 2
1 February 1991	Agreement for Lease	(1) Sun Alliance and London Assurance Company Limited (2) Neatlaunch Limited (3) Thames Water Utilities Limited
15 April 1991	Court Order	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
8 May 1992	Letter	(1) Ashurst Morris Crisp (2) Sun Alliance and London Assurance Company Limited
16 November 1992	Court Order	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
19 November 1992	Lease	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
3 August 1993	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
8 March 1994	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
15 June 1994	Licence to Alter	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
UNIT 3
1 February 1991	Agreement for Lease	(1) Sun Alliance and London Assurance Company Limited (2) Neatlaunch Limited (3) Thames Water Utilities Limited
15 April 1991	Court Order	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
16 November 1992	Court Order	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
19 November 1992	Lease	(1) Sun Alliance and London Assurance Company Limited (2) Thames Water Properties Limited
UNDERLEASE
31 August 2007	Lease	(1) PDPF GP Limited and Rega Limited (2) Thames Water Utilities Limited
31 August 2007	Licence to Alter	(1) PDPF GP Limited and Rega Limited (2) Thames Water Utilities Limited

5 March 2013	Rent Review Memorandum	(1) PDPF GP Limited and Rega Limited (2) Thames Water Utilities Limited

SCHEDULE 3
(TRANSFER)

SCHEDULE 4
(DEED OF COVENANT)

SCHEDULE 5
(DEED OF ADHERENCE)

SIGNED on behalf of PDPF GP LIMITED and or behalf of REGA Limited but without any notoriety or behalf of the signatory or the firm.	Signature /s/ Mishcon de Reya [Authorised person]
Print name Mishcon de Reya

SIGNED on behalf of ARC TWSWDUK001, LLC	Signature /s/ Jesse C. Galloway [Authorised person][Member]
Print name Jesse C. Galloway